SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2003 (February 10, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On February 10, 2003, the Kansas Corporation Commission (KCC) issued an order granting limited reconsideration of its Order No. 55 entered December 23, 2002. Among other things, Order No. 55 required that no later than August 1, 2003, we transfer certain of our utility operations to a utility only subsidiary and that the consolidated debt of all of our utility businesses not exceed $1.67 billion. We previously filed Order No. 55 as Exhibit 99.1 to our Form 8-K filed December 27, 2002.

In the new order granting limited reconsideration, the KCC stayed the requirement of Order No. 55 that we form a utility only subsidiary no later than August 1, 2003. The KCC also stated that our financial plan filed with the KCC on February 6, 2003 appears to make a good faith effort to address the concerns expressed in the KCC’s prior orders and that the KCC needed additional time to review the financial plan prior to addressing other issues raised in our petition for reconsideration of Order No. 55. A copy of the new order is attached to this report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Kansas Corporation Commission Order dated February 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date:	February 11, 2003	By:	/s/ MARK A. RUELLE
Mark A. Ruelle, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Kansas Corporation Commission Order Dated February 10, 2003